Exhibit 10.5
AMENDMENT TO THE
NATIONAL FUEL GAS COMPANY
DEFERRED COMPENSATION PLAN
          WHEREAS, National Fuel Gas Company (the “Company”) previously adopted the National Fuel Gas Company Deferred Compensation Plan (the “Plan”) for the benefit of key employees of the Company and its subsidiaries (the “Participants”); and
          WHEREAS, pursuant to Article 10 of the Plan, the Company reserved the right to amend the Plan in whole or in part at any time, and desires to amend the Plan in order to provide for the immediate distribution of any portion of a Participant’s Accumulation Account (as defined in the Plan) balance that, as of December 31, 2004, was not “earned and vested” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
          NOW, THEREFORE, the Plan is hereby amended as follows:
          1. Notwithstanding any provision of the Plan contrary, prior to December 31, 2005, the Company shall distribute in full any portion of the balance of a Participant’s accumulation Account that, as of December 31, 2004, was not “earned and vested” within the meaning of Section 409A.
          2. In all other respects, the Plan shall remain unchanged.
          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by the signature of its duly authorized officer as of this 21 day of October, 2005.

NATIONAL FUEL GAS COMPANY

By:	/s/ A. M. Cellino

Name:	A. M. Cellino

Title:	Secretary